Exhibit 10.39

NINTH AMENDMENT

TO

CREDIT AND SECURITY AGREEMENT

AND WAIVER OF DEFAULTS

This Ninth Amendment to Credit and Security Agreement and Waiver of Defaults (this “Amendment”), dated as of October 16, 2006, is made by and between CORSAIR MEMORY, INC., a California corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (as more fully defined in Paragraph 1 of this Amendment, the “Lender”), acting through its Wells Fargo Business Credit operating division.

Recitals

The Borrower and Wells Fargo Business Credit, Inc. (“WFBCI”) are parties to a Credit and Security Agreement, dated as of June 10, 2003, as amended by that certain First Amendment to Credit and Security Agreement, dated as of August 13, 2003, that certain Second Amendment to Credit and Security Agreement, dated as of November 10, 2003, that certain Third Amendment to Credit and Security Agreement, dated as of April 1, 2004, that certain Fourth Amendment to Credit and Security Agreement, dated as of July 31, 2004, that certain Fifth Amendment to Credit and Security Agreement, dated as of December 9, 2004, that certain Sixth Amendment to Credit and Security Agreement dated as of March 21, 2005, that certain Seventh Amendment to Credit and Security Agreement dated as of May 27, 2005, and that certain Eighth Amendment to Credit and Security Agreement dated as of March 13, 2006 (as so amended, the “Credit Agreement”).

WFBCI has merged with and into the Lender and the Lender is the surviving corporation.

The Borrower and the Lender desire to make further amendments to the Credit Agreement in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms.

(a) Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

(b) In addition, Section 1.1 of the Credit Agreement is amended by amending the following definitions:

“Borrowing Base” means at any time the lesser of:

(a) the Maximum Line; or

(b) the sum of following:

(i) The product of the Accounts Advance Rate times Eligible Accounts; provided that Advances against Eligible Accounts owing by Account Debtors described in clause (xiv) of the definition of “Eligible Accounts” (other than Eligible Foreign Accounts) shall not exceed $24,000,000, plus

(ii) During the Foreign Accounts Eligibility Period, the lesser of (A) the product of the Accounts Advance Rate times Eligible Foreign Accounts or (B) $2,000,000, plus

(iii) the lesser of (A) 35% of Eligible Inventory, (B) 75% of the Net Orderly Liquidation Value of Eligible Inventory, or (C) $2,000,000, less

(iv) The Borrowing Base Reserve, less

(v) The aggregate principal balance of all outstanding Equipment Advances, less

(vi) Indebtedness that the Borrower owes to the Lender that has not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrower’s credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to Borrower by Lender that is not described in Article II of this Agreement and any indebtedness owed by Borrower to Wells Fargo Merchant Services, L.L.C.

“Foreign Accounts Eligibility Period” means the period ending December 31, 2007.

“Lender” means Wells Fargo Bank, National Association in its broadest and most comprehensive sense as a legal entity, and is not limited in its meaning to Lender’s Wells Fargo Business Credit operating division, or to any other operating division of Lender.

“Maximum Line” means $40,000,000, unless said amount is reduced pursuant to Section 2.16, in which event it means such lower amount.

(c) The definition of “Wells Fargo Affiliate Obligations” shall be deleted in its entirety from the Credit Agreement and shall not be replaced, and each reference in the Credit Agreement to “Obligations” shall be deleted and replaced with the term “Indebtedness”, and Section 1.1 of the Agreement shall further be amended to include the following definition:

“Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower to the Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Borrower with the Lender or with Wells Fargo Merchant Services, L.L.C., and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

2. Amendment to Section 2.18. Section 2.18 of the Credit Agreement shall be deleted in its entirety and restated as follows:

Section 2.18 Revolving Advances to Pay Obligations. Notwithstanding the terms of Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Indebtedness from time to time due and payable, and may deliver the proceeds of any such Revolving Advance to Wells Fargo Merchant Services, L.L.C. in satisfaction of any unpaid obligations due to Wells Fargo Merchant Services, L.L.C.

3. Amendment to Section 3.1. Section 3.1 of the Credit Agreement shall be deleted in its entirety and restated as follows:

Section 3.1 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender, for the benefit of itself and as agent for Wells Fargo Merchant Services, L.L.C., a lien and security interest (collectively referred to as the “Security Interest”) in the Collateral, as security for the payment and performance of: (a) all present and future Indebtedness of the Borrower to the Lender; (b) all obligations of the Borrower and rights of the Lender under this Agreement; and (c) all present and future obligations of the Borrower to the Lender of other kinds. Upon request by the Lender, the Borrower will grant the Lender, for the benefit of itself and as agent for Wells Fargo Merchant Services, L.L.C., a security interest in all commercial tort claims that the Borrower may have against any Person.

4. Amendment to Section 6.2. Clauses (b), (c) and (d) of Section 6.2 of the Credit Agreement shall be deleted in their entirety and restated as follows:

(b) Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth plus Subordinated Indebtedness, determined as at the end of each month, at an amount not less than the amount set forth in the table below opposite such period:

Month Ending	Minimum Book Net Worth plus Subordinated Indebtedness
9/30/06	$6,000,000
10/31/06	$6,000,000
11/30/06	$6,500,000
12/31/06 and each month thereafter	$6,500,000

(c) Minimum Net Income. The Borrower will achieve during each quarter described below Net Income, of not less than the amount set forth in the table below opposite such quarter:

Quarter Ending	Minimum Net Income
Quarter ending 6/30/06	$500,000
Quarter ending 9/30/06	$500,000
Quarter ending 12/31/06	$500,000

(d) Capital Expenditures. The Borrower will not incur or contract to incur unfinanced Capital Expenditures of more than $1,500,000 in the aggregate during any fiscal year.

5. Amendment to Section 6.4. Section 6.4 of the Credit Agreement shall be deleted in its entirety and restated as follows:

Section 6.4 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower’s behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

(a) Any existing or future Indebtedness or any other obligations of the Borrower to the Lender;

(b) Any indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.4 hereto; and

(c) Any indebtedness relating to Permitted Liens.

6. No Other Changes. All of the terms and conditions of the Credit Agreement and the Loan Documents as amended by this Amendment shall remain in full force and effect.

7. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $10,000 (“Amendment Fee”) in consideration of the Lender’s execution and delivery of this Amendment.

8. Waiver of Defaults. The Borrower is in default of the following provisions of the Credit Agreement (the “Existing Defaults”):

Section/Covenant	Required Performance	Actual Performance
Section 6.2(a) – Minimum Debt Service Coverage Ratio	1.10:1.0 at 3/31/06 1.10:1.0 at 6/30/06	<0.24:1.0> at 3/31/06 <0.21:1.0> at 6/30/06

Section 6.2(b) – Minimum Book Net Worth	$4,400,000 at the end of each month	$4,002,000 at 3/31/06 $4,004,000 at 4/30/06 $2,901,000 at 5/31/06 $2,987,000 at 6/30/06

Section 6.2(c) – Minimum Net Income	$500,000 at 3/31/06 $500,000 at 6/30/06	<$1,127,000> at 3/31/06 <$629,000> at 6/30/06

Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

9. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) The Acknowledgment and Agreement of the Subordinated Creditors attached to this Amendment, duly executed by each Subordinated Creditor.

(b) The Acknowledgement and Agreement of Guarantor attached to this Amendment, duly executed by the Guarantor.

(c) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary dated June 10, 2003, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary dated June 10, 2003, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrow

(d) Payment of the Amendment Fee.

(e) Such other matters as the Lender may require.

10. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment, and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

11. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

12. No Other Waiver. Except as otherwise provided in Paragraph 8 hereof, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

13. Release. The Borrower, the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, and the Subordinated Creditors by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower, the Guarantor or each Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrower, the Guarantor and each Subordinated Creditor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

14. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the Amendment Fee.

15. Miscellaneous. This Amendment, the Acknowledgement and Agreement of Guarantor, and the Acknowledgment and Agreement of Subordinated Creditors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its WELLS FARGO BUSINESS CREDIT operating division

By	/s/ Jeffrey Cristol
Name:	Jeffrey Cristol
Title:	Vice President

CORSAIR MEMORY, INC.

By	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	President and Chief Executive Officer

S-1

Ninth Amendment To Credit And Security Agreement

And Waiver Of Defaults

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, successor-by-merger to Wells Fargo Business Credit, Inc., pursuant to a Guaranty, dated as of June 10, 2003 (as amended from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Ninth Amendment to Credit and Security Agreement, dated as of October 16, 2006 (the “Amendment”); (ii) consents to the terms (including without limitation the release set forth in Paragraph 13 of the Amendment) and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

Dated as of October 16, 2006

/s/ Andrew J. Paul
Andrew J. Paul, an individual

Acknowledgement and Agreement of Guarantor

Ninth Amendment To Credit And Security Agreement

And Waiver Of Defaults

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

The undersigned, each a subordinated creditor of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, successor-by-merger to Wells Fargo Business Credit, Inc., pursuant to a Subordination Agreement, dated as of June 10, 2003 (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Ninth Amendment to Credit and Security Agreement, dated as of October 16, 2006 (the “Amendment”); (ii) consents to the terms (including without limitation the release set forth in Paragraph 13 of the Amendment) and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under his Subordination Agreement.

Dated as of October 16, 2006

/s/ Andrew J. Paul
Andrew J. Paul, an individual

/s/ John S. Beekley
John S. Beekley, an individual

/s/ Don Lieberman
Don Lieberman, an individual

Acknowledgement and Agreement of Subordinated Creditors

Ninth Amendment To Credit And Security Agreement

And Waiver Of Defaults